MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,

	2003	2002	2003	2002

Net revenue	$135,187	$131,731	$256,288	$246,681
Operating expenses:
Personnel expense	43,402	35,205	83,151	69,239
Medical supplies expense	32,616	27,653	60,564	54,381
Bad debt expense	4,903	6,666	10,136	12,626
Other operating expenses	33,601	27,097	62,823	53,720
Pre-opening expenses	2,789	1,194	5,195	2,143
Depreciation	9,870	8,825	19,387	17,651
Amortization	437	580	874	1,530
Loss (gain) on disposal of property, equipment and other assets	18	(66)	88	(1,068)

Total operating expenses	127,636	107,154	242,218	210,222

Income from operations	7,551	24,577	14,070	36,459
Other income (expenses):
Interest expense	(6,242)	(5,726)	(12,449)	(12,040)
Interest income	339	482	790	1,214
Other income, net	80	21	103	44
Equity in net earnings of unconsolidated affiliates	1,064	896	1,818	1,710

Total other expenses, net	(4,759)	(4,327)	(9,738)	(9,072)

Income before minority interest and income taxes	2,792	20,250	4,332	27,387
Minority interest share of earnings of consolidated subsidiaries	(1,811)	(6,178)	(2,702)	(7,965)

Income before income taxes	981	14,072	1,630	19,422
Income tax expense	(393)	(69)	(652)	(124)

Net income	$588	$14,003	$978	$19,298

Earnings per share, basic:	$0.03	$0.78	$0.05	$1.07

Earnings per share, diluted:	$0.03	$0.77	$0.05	$1.06

Weighted average number of shares, basic	18,012	18,012	18,012	18,012
Dilutive effect of stock options	45	118	61	111

Weighted average number of shares, diluted	18,057	18,130	18,073	18,123

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)

	Three Months Ended March 31,			Six Months Ended March 31,

	2003	2002	% Change	2003	2002	% Change

Statement of Operations Data:
Net revenue	$135,187	$131,731	2.6%	$256,288	$246,681	3.9%
EBITDA	$17,876	$33,916	(47.3)%	$34,419	$54,572	(36.9)%
EBITDA, before pre-opening expenses	$20,665	$35,110	(41.1)%	$39,614	$56,715	(30.2)%
Income from operations	$7,551	$24,577	(69.3)%	$14,070	$36,459	(61.4)%
Net income	$588	$14,003	(95.8)%	$978	$19,298	(94.9)%
Net income per share, diluted	$0.03	$0.77	(96.1)%	$0.05	$1.06	(95.3)%

	Three Months Ended March 31,			Six Months Ended March 31,

	2003	2002	% Change	2003	2002	% Change

Selected Operating Data (consolidated):
Number of hospitals	9	7		9	7
Admissions (a)	8,326	7,702	8.1%	15,100	14,933	1.1%
Adjusted admissions (b)	10,274	9,257	11.0%	18,652	17,744	5.1%
Patient days (c)	30,638	29,970	2.2%	55,377	57,416	(3.6)%
Average length of stay (days) (d)	3.68	3.89	(5.4)%	3.67	3.84	(4.4)%
Occupancy (e)	71.8%	81.2%	(11.6)%	64.2%	76.9%	(16.6)%
Inpatient Catheterization Procedures	4,359	4,141	5.3%	8,192	8,053	1.7%
Inpatient Surgical Procedures	2,281	1,909	19.5%	4,173	3,739	11.6%
Hospital Division revenue	$117,558	$104,970	12.0%	$221,501	$202,278	9.5%

	Three Months Ended March 31,			Six Months Ended March 31,

	2003	2002	% Change	2003	2002	% Change

Selected Operating Data (same facility):
Number of hospitals	7	7		7	7
Admissions(a)	7,313	7,702	(5.1)%	13,613	14,933	(8.8)%
Adjusted admissions(b)	8,895	9,257	(3.9)%	16,637	17,744	(6.2)%
Patient days(c)	26,937	29,970	(10.1)%	49,916	57,416	(13.1)%
Average length of stay (days)(d)	3.68	3.89	(5.4)%	3.67	3.84	(4.4)%
Occupancy(e)	73.0%	81.2%	(10.1)%	66.9%	76.9%	(13.1)%
Inpatient Catheterization Procedures	4,178	4,141	0.9%	7,932	8,053	(1.5)%
Inpatient Surgical Procedures	2,088	1,909	9.4%	3,879	3,739	3.7%
Hospital Division revenue	$106,001	$104,970	1.0%	$203,824	$202,278	0.8%

(a)	Admissions represent the number of patients admitted for inpatient treatment

(b)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(c)	Patient days represent the total number of days of care provided to inpatients.

(d)	Average length of stay (days) represents the average number of days inpatients stay in our hospital.

(e)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

MEDCATH CORPORATION
Reconciliation of Non-GAAP Financial Measures Used
to Most Directly Comparable Financial Measures Calculated and
Presented in Conformity with GAAP

     MedCath’s manangement believes that income from operations is the financial measure calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”) that is most directly comparable to EBITDA and EBITDA, before pre-opening expenses. The following table reconciles EBITDA and EBITDA, before pre-opening expenses with MedCath’s income from operations as derived directly from MedCath’s unaudited consolidated financial statements for the three months and six months ended March 31, 2003 and 2002.

	Three Months Ended March 31,		Six Months Ended March 31,

	2003	2002	2003	2002

	(in thousands)
Income from operations	$7,551	$24,577	$14,070	$36,459
Add:
Depreciation	9,870	8,825	19,387	17,651
Amortization	437	580	874	1,530
Loss (gain) on disposal of property, equipment and other assets	18	(66)	88	(1,068)

EBITDA	$17,876	$33,916	$34,419	$54,572
Add:
Pre-opening expenses	2,789	1,194	5,195	2,143

EBITDA, before pre-opening expenses	$20,665	$35,110	$39,614	$56,715

     The following table reconciles EBITDA and EBITDA, before pre-opening expenses with MedCath’s estimated income from operations for the revised guidance for the fiscal year ending September 30, 2003.

	Fiscal 2003
	Revised Guidance Range

	Low	High

	(in millions)
Income from operations	$23.0	$25.5
Add:
Depreciation	41.0	41.0
Amortization	1.9	1.9
Loss (gain) on disposal of property, equipment and other assets	0.1	0.1

EBITDA	$66.0	$68.5
Add:
Pre-opening expenses	11.5	11.5

EBITDA, before pre-opening expenses	$77.5	$80.0

MEDCATH CORPORATION
Reconciliation of Exclusion of Favorable Settlement of a Billing
Dispute that Occurred During the Second Quarter of Fiscal 2002

	Three Months Ended March 31, 2002

		Favorable
	Actual	Settlement	Adjusted Actual

Net revenue	$131,731	$9,657	$122,074
Operating expenses:
Personnel expense	35,205	78	35,127
Medical supplies expense	27,653	—	27,653
Bad debt expense	6,666	—	6,666
Other operating expenses	27,097	421	26,676
Pre-opening expenses	1,194	—	1,194
Depreciation	8,825	—	8,825
Amortization	580	—	580
Loss (gain) on disposal of property, equipment and other assets	(66)	—	(66)

Total operating expenses	107,154	499	106,655

Income from operations	24,577	9,158	15,419
Other income (expenses):
Interest expense	(5,726)	—	(5,726)
Interest income	482	—	482
Other income, net	21	—	21
Equity in net earnings of unconsolidated affiliates	896	—	896

Total other expenses, net	(4,327)	—	(4,327)

Income before minority interest and income taxes	20,250	9,158	11,092
Minority interest share of earnings of consolidated subsidiaries	(6,178)	(3,271)	(2,907)

Income before income taxes	14,072	5,887	8,185
Income tax expense	(69)	—	(69)

Net income	$14,003	$5,887	$8,116